UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

Tailored Brands, Inc.

(Exact name of Company as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000 (Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TLRD	New York Stock Exchange

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 16, 2019, Tailored Brands, Inc. (the “Company”) completed the sale of MWUK Limited (“MWUK”), its United Kingdom (“UK”) corporate apparel business conducted by Dimensions, Alexandra, and Yaffy, to Project Dart Bidco Limited, pursuant to a Share Purchase Agreement dated August 16, 2019.  In addition, concurrent with the sale of MWUK, the Company completed the sale of Twin Hill Acquisition Company, Inc. (“Twin Hill”), which conducted its U.S.-based corporate apparel business, to TH Holdco Inc., pursuant to a Stock Purchase Agreement dated August 16, 2019.  For purposes of this Form 8-K, the sale of MWUK and Twin Hill are collectively referred to as the “Transaction”.  The total consideration for this Transaction is approximately $62 million in cash, subject to certain working capital adjustments.  Approximately $6 million of the consideration is deferred to the first quarter of fiscal 2020.

In connection with the Transaction, the Company also entered into a transition services agreement with Twin Hill, whereby the Company will provide certain post-closing services for Twin Hill over an expected period of up to nine months.

On August 19, 2019, the Company issued a press release announcing the disposition of its corporate apparel business.

Item 2.02 Results of Operations and Financial Condition.

On August 19, 2019, the Company issued a press release reporting preliminary earnings results for its second quarter ended August 3, 2019.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Act, except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As described above under Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.05, the Company completed the disposition of its corporate apparel business on August 16, 2019.  The Company expects to incur pre-tax charges in connection with the disposition of its corporate apparel business in the range of $58 million to $68 million during the third quarter of fiscal 2019.

Certain statements made in this Current Report on Form 8-K contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including those relating to the Company’s expectations regarding costs and charges incurred in connection with the disposition of its corporate apparel business.  Forward-looking statements are based upon management’s current beliefs or expectations and are inherently uncertain.  Any forward-looking statements made herein are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, many of which the Company is unable to predict or control. Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

Item 9.01 Financial Statements and Exhibits.

(b)          Pro forma financial information

The Company’s unaudited pro forma condensed consolidated financial statements giving effect to the disposition of its corporate apparel business is filed as Exhibit 99.2 and incorporated herein by reference.

(d)           Exhibits.  The following exhibits are included in this Form 8-K:

Exhibit Number	Description

99.1	Press Release of the Company dated August 19, 2019.

99.2	Unaudited pro forma condensed consolidated financial statements of Tailored Brands, Inc.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated August 19, 2019.

99.2	Unaudited pro forma condensed consolidated financial statements of Tailored Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      August 22, 2019

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer